Exhibit 10.29 - July 22, 2002 Supplemental Agreement between Tengtu
                International Corp. and Lifelong.com, Inc.

July 22, 2002

Re: Letter of Intent ("LOI") regarding Technology License and Support Services signed on December 21, 2001, between Lifelong.com Inc. ("Licensor") and Tengtu International Corp. ("Licensee"), collectively referred to as the "Parties."

               SUPPLEMENTARY AGREEMENT ("SUPPLEMENTARY AGREEMENT")

           WHEREAS Licensee has expressed the desire to have access to the Source Code for the Software covered in the above-mentioned LOI; and

           WHEREAS Licensor is agreeable to making such Source Code available under certain terms and conditions;

           The Parties agree as follows:

                    1) Definition of Source Code will be industry-accepted definition that includes EJB and it is a computer code (a collection of files containing computer instructions) written in various programming languages or formats comprised of Java code, Oracle SQL, Java server pages, HTML, XSIT, and XML, that can be converted into machine-readable code. This collection of files or computer code are in ASCII form and can be opened with various editors or NotePad.
                    2) The source code should be compiled correctly and after compiled the executable code should be running properly.
                    3) Licensor has agreed to deliver the Beta version of the Software by August 9, 2002, or earlier.
                    4) Licensor has agreed to deliver the Final version of the Software by September 9, 2002, or earlier.
                    5) Babblelab or Babblelab-type replacement shall be delivered within a reasonable timeframe once the final version of the Software is delivered.
                    6) Within 10 days of the release of the Beta version of the Software, Licensor agrees to provide Licensee with the available Source Code, all supporting technology documents, and UML specifications for the Software ("Source Code"). The version of the Source Code shall be compliant with the LOI's Schedule A.
                    7) Within 10 days of the release of the Final version of the Software, Licensor agrees to provide Licensee with the final Source Code, all final supporting technology documents, and the final version of the UML specifications for the Software. The final version of the Source Code shall be compliant with the LOI's Schedule A.
                    8) If Licensor makes an assignment for the benefit of creditors, or if a petition in bankruptcy is filed against the Licensor, or if a receiver is appointed for Licensor, or if Licensor is unable to timely execute and fulfill their duties and obligations in the LOI and this supplementary agreement, then all Software completed to date, Source Code, all supporting technology documents, and UML specifications will be immediately delivered to the Licensee.




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                    9)   Licensor shall provide training to Licensee's employees
                         that are directly involved in the Software. Training shall include technology transfer to the Licensee and comprehensive understanding of the Source Code. This training shall begin upon the delivery of the Beta version to Licensee. Further follow-up training may be necessary upon delivery of the Final version of the Software.
                    10) The products and services licensed to Licensee include NeuraLab 1.0 (courseware authoring and content management system). Blast-Off 1.0 (learning management system), and Babblelabs 1.0 (Internet-driven speech recognition system) as described in Appendix A of the LOI ("Software").
                    11) The purpose of providing the Source Code is to enable Licensee to make changes to the Software without necessarily relying upon Licensor.
                    12) The Software is a custom-developed version that is intended to address the specific needs of Licensee in the K-12 and higher learning market ("Licensed Learners") in the People's Republic of China ("Territory" includes Hong Kong, Macao, and Taiwan).
                    13) Licensee has the exclusive right to use and make available the Software to an unlimited number of Licensed Learners in the Territory.
                    14) Licensee shall not, except for its employees and Licensed Learners in the Territory, permit any person or organization to access or use the Software.
                    15) Licensee acknowledges that the Final version of Software and Source Code as delivered are proprietary products of Licensor and its suppliers and that ownership thereof and of all patents, copyrights, trade secrets, trademarks, trade names, and other proprietary rights relating to or residing therein remain the exclusive property of Licensor and its suppliers. All use of such marks shall inure to Licensor's sole benefit.
                    16) Licensee agrees to treat the Software and Source Code and all copies thereof and any modifications thereto as strictly confidential, and shall use the same care to prevent disclosure of the Software and Source Code and all copies thereof any modifications thereto as Licensee uses with respect to its own confidential and proprietary information of like importance, which shall not be less than the care a reasonable person would use under similar circumstances in the United States of America and Canada.
                    17) Except as otherwise expressly set forth in the Agreement, Licensee agrees not to (i) copy the Source Code or any portion thereof except for purposes solely in support of the permitted use, provided that Licensee reproduces on any such copies all copyright notices and any other confidentiality or proprietary legends that are on or encoded in the Software, (ii) sell, assign, distribute, lease, market, rent, sublicense, transfer, or otherwise grants rights to the Source Code in whole or in part to any third party in any form, (iii) except as otherwise expressly set forth in the documentation, obfuscate, remove, or alter any of the logos, trademarks, Internet links, patent or copyright notices, confidentiality or proprietary legends, or other notices or markings that are on or in the Source Code.



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                    18)  The laws of Delaware will govern this Supplementary
                         Agreement.
                    19) Licensor will provide a one-year warranty period beginning on the date of delivery of the Final version of the Software.
                    20) Licensor warrants that the Software, as delivered by Licensor, will be free of program errors and defects in materials and workmanship. With respect to program errors and defects in materials and workmanship reported by Licensee to Licensor during the warranty period, Licensor agrees to correct such program errors and defects in materials and workmanship in a timely manner.
                    21) During the warranty period, Licensor agrees to provide general support to the Licensee. General support may include brief questions regarding the Source code or UML documentation.
                    22) Licensor warrants and agrees that they will indemnify the Licensee against, or defend or settle any action against the Licensee arising from a claim that the Licensee's use of the Software infringes on valid rights of a person or person.

IN WITNESS WHEREOF, the Parties hereto, by their duly authorized representatives, have executed and delivered this Supplementary Agreement as of July 22, 2002.


LIFELONG.COM, INC.                                  TENGTU INTERNATIONAL CORP.
Per:                                                 Per:


------------------------------ --------------------------------

Michael Nowak, President and CEO                 William O.S. Ballard, Chairman
July 22, 2002





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Re: Loan Agreement ("Agreement") between Lifelong.com, Inc. ("Borrower") and
Tengtu International Corp. ("Lender"), collectively referred to as the "Parties."

                          LOAN AGREEMENT ("AGREEMENT")

           WHEREAS, Borrower has expressed the desire to borrow money from the Lender;

           The Parties agree as follows:

                    1) Lender shall advance monies ("Loan") to Borrower, such monies to be repayable by Borrower within six (6) months of receipt thereof ("Receipt").
                    2) Loan period of six (6) months from the date of Receipt ("Loan Period").
                    3)   Loan amount is $55,000 Canadian dollars.
                    4) Borrower shall pay twelve (12) percent per annum interest on the loan principal payable on the last day business day of each month to Lender.
                    5) Lender shall own a hundred (100) percent interest in the Software upon date of Receipt (See LOI and Supplementary Agreement for definitions of Software), which includes world-wide rights to license, sell, distribute, etc. It shall be in Lender's sole discretion to handle the Software in any way they see fit after the Loan Period has elapsed.
                    6) Lender's one hundred (100) percent interest in the Software shall revert back to Borrower upon full payment of principal and interest within the Loan Period.
                    7) If Borrower is in more than two (2) months default of monthly interest payments ("Default"), Lender shall have the right to demand delivery of the Software and all applicable materials (see definition of Software in the LOI and Supplementary Agreement).
                    8)   Date of Receipt of Loan is July 22, 2002.
                    9) Laws of Ontario and/or Delaware ("Venue") shall govern this agreement. Venue shall be at the sole discretion of Lender.


IN WITNESS WHEREOF, the Parties hereto, by their duly authorized representatives, have executed and delivered this Loan Agreement as of July 22, 2002.

LIFELONG.COM, INC.                                  TENGTU INTERNATIONAL CORP.
Per:                                                Per:


------------------------------ --------------------------------
Michael Nowak, President and CEO                 William O.S. Ballard, Chairman





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